UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Series C Preferred Stock Financing. On March 31, 2005, E-Centives, Inc. (the “Company”) entered into and completed a sale of 125,192 shares of a newly created series of preferred stock designated Series C Preferred Stock to InVenture, Inc (the “Series C Preferred Stock”). Peter Friedli, our director and largest stockholder, serves as the investment advisor to InVenture, Inc. and as such may be deemed to beneficially own such Series C Preferred Stock. The issue price for each share of Series C Preferred Stock was $4.00 per share for a total offering price of $500,767. The following description of the terms of the Series C Preferred Stock is qualified in its entirety by the Certificate of Designations (which is the document that created the Series C Preferred Stock) and is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The holders of Series C Preferred Stock are entitled to receive dividends at the rate of 8% per annum of the original purchase price thereof when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. Preferred dividends on a share of Series C Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series C Preferred Stock, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

The Series C Preferred Stock ranks senior to the Series B Preferred Stock, the Company’s common stock and to each other class of capital stock of the Company or series of preferred stock of the Company subsequently established by the board of directors, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. In the event of any liquidation, dissolution or winding-up of the Company, after payment or distribution of the assets of the Company shall be made to or set apart for the holders of any securities senior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock are entitled to receive, as to each share of Series C Preferred Stock held by such holder, an amount in cash equal to the sum of (i) $8.00 plus (ii) an amount equal to any accrued and unpaid preferred dividends as of the date of liquidation.

The Series C Preferred Stock is entitled to vote with the shares of common stock at any annual or special meeting of stockholders of the Company. Subject to adjustments in certain circumstances as provided in the Certificate of Designations for the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to ten (10) votes.

The holders of shares of Series C Preferred Stock have the right, at any time, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock held by such holders together with any accrued but unpaid dividends thereon into fully paid and non-assessable shares of common stock. Subject to adjustments in certain circumstances as provided in the Certificate of Designations for the Series C Preferred Stock, each share of Series C Preferred Stock will convert into ten (10) shares of common stock. If at any time the Market Price (as defined in the Certificate of Designations) is CHF 2.00 or higher for 30 consecutive trading days, all shares of Series C Preferred Stock, together with any accrued but unpaid dividends thereon, shall automatically convert into shares of common stock at the then effective conversion price of the Series C Preferred Stock.

Without the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock, the Company shall not (i) amend, alter or repeal any provision of its Certificate of Incorporation or the Certificate of Designations for the Series C Preferred Stock so as to affect adversely the preferences, rights or powers of the Series C Preferred Stock or (ii) authorize the issuance of, or issue any, shares of any new series of preferred stock of the Company. The preferences, rights or powers of the Series C Preferred Stock shall not be deemed to be affected adversely by (y) any increase in the amount of preferred stock which the Company is authorized to issue or (z) the issuance of any shares of Series C Preferred Stock.

The Series C Preferred Stock is subject to certain anti-dilution provisions as described in the Certificate of Designations, including for certain below market issuances of the Company’s securities. For example, if the Company issues or sells shares of common stock for no consideration or consideration per share less than the then effective conversion price of the Series C Preferred Stock, then the conversion price shall be reduced full-ratchet to an amount equal to 80% of the deemed consideration of the common stock issued in such dilutive issuance.

The sale of Series C Preferred Stock was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

Exchange of Convertible Notes. On March 31, 2005, the Company entered into exchange agreements with InVenture, Inc., Pine, Inc. and Venturetec, Inc. (collectively, the “Noteholders”) whereby the Noteholders exchanged their existing convertible promissory notes for shares of the newly created Series C Preferred Stock. Peter Friedli, our director and largest stockholder, serves as the investment advisor to InVenture, Inc. and Pine, Inc., and as the President of Venturetec, Inc. Accordingly, Mr. Friedli may be deemed to beneficially own such Series C Preferred Stock. The notes were immediately cancelled and we owe no further amounts thereunder. As additional consideration for participating in the exchange, each Noteholder shall receive a warrant to purchase shares of the Company’s common stock, which will be exercisable on or after February 2, 2009, if the shares of Series C Preferred Stock have not been converted into shares of common stock prior to that date. No warrants will be issued unless and until such time. The exercise price for each warrant will be equal to twenty percent below the average of the market prices for the five trading days prior to, but not including, February 2, 2009. At the request of Pine, Inc., all the shares of Series C Preferred Stock issuable to Pine, Inc. were issued to Peter Friedli.

The following table presents information regarding the amounts of principal and accrued interest that the Company formerly owed each Noteholder under their convertible promissory notes, as well as the number of shares of Series C Preferred Stock issued in the exchange and the number of shares of common stock underlying each of the warrants to be granted to each of the Noteholders.

Noteholders	Amount of Principal and Interest Owed	Number of Shares of Series C Stock	Shares of Common Stock Underlying the Warrants
InVenture, Inc.	$5,065,288	1,266,322	2,026,115
Pine, Inc.	$2,195,092	548,773	739,967
Venturetec, Inc.	$3,198,795	799,699	1,279,518

The Series C Preferred Stock and warrants issued to the Noteholders were sold in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act for this exchange of securities with the Company’s existing security holders in a transaction where no commission or underwriting discount is paid.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Series C Preferred Stock of E-Centives, Inc. as filed in the Office of the Secretary of State of Delaware on March 21, 2005.

10.1	Form of Exchange Agreement between the Company and Noteholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: April 6, 2005